GASCO
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ENERGY



NEWS RELEASE
FOR IMMEDIATE RELEASE

                  GASCO ENERGY INITIATES STOCK BUY-BACK PROGRAM

DENVER - Sept. 21, 2001 - Gasco Energy, Inc. (OTCBB: GASE) announced today its board of directors authorized the purchase of approximately $250,000 of the company's common shares. The company does not warrant that any common shares will be purchased. Gasco will use working capital if purchases of the common shares are made in the open market. The program has an indefinite life, could be stopped without further notice, or expanded to suit the company's financial goals and strategies.

Mark Erickson, President and CEO, said, "The purchase of our stock in the public market is a strong indicator that we believe in our operations and technical people. During this difficult period in our nation's history, it is important for investors to stand tall against the tyranny and remain steadfast with their investments. The stock buy-back program will have no effect on our capital program drilling for natural gas in the Rocky Mountains."

Gasco Energy is a Denver-based natural gas and oil exploration and development company that focuses on natural gas rich prospects in the Rocky Mountain area of the United States. The Company currently holds interest in more than 135,000 gross acres in Utah. For more information about Gasco, please visit WWW.GASCOENERGY.COM.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contacts for Gasco Energy, Inc.:
Media
Mark Erickson, President
King Grant, Chief Financial Officer
(303) 483-0044

Investor Relations:
Peter Forward
(800) 645-9254

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